EXHIBIT No. 11

               Applied Bioscience International Inc. And Subsidiaries

                         Computation Of Earnings Per Share
                         (in thousands, except share data)

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                       1995             1994
                                                    -----------      -----------
Primary Earnings per Share

Income from continuing operations                    $     436       $     556
Loss from discontinued operations                            -            (104)
                                                    -----------      -----------
Net Income                                           $     436       $     452
                                                    ===========      ===========
Weighted average number of shares of
  common stock outstanding during the period            28,173          28,123
Common stock equivalents assuming
  exercise of stock options (a)                            257             263
                                                    -----------      -----------
Weighted average common and common
  equivalent shares outstanding                         28,430          28,386
                                                    ===========      ===========
Primary earnings per common share:
  Continuing Operations                              $    0.02       $    0.02
  Discontinued Operations                                (0.00)          (0.00)
                                                    -----------      -----------
  Primary earnings per share                         $    0.02       $    0.02
                                                    ===========      ===========
Fully Diluted Earnings per Share

Income from continuing operations                    $     436       $     556
Loss from discontinued operations                            -            (104)
                                                    -----------      -----------
Net Income                                           $     436       $     452
                                                    ===========      ===========
Weighted average number of shares of
  common stock outstanding during the period            28,173          28,123
Common stock equivalents assuming
  exercise of stock options (a)                            261             291
                                                    -----------      -----------
Weighted average common and common
  equivalent shares outstanding                         28,434          28,414
                                                    ===========      ===========
Fully diluted earnings per common share:
  Continuing Operations                              $    0.02       $    0.02
  Discontinued Operations                                (0.00)          (0.00)
                                                    -----------      -----------
  Fully diluted earnings per share                   $    0.02       $    0.02
                                                    ===========      ===========

(a) In the calculation of common stock equivalents, stock options are assumed to be exercised at the beginning of the period. The proceeds from the options exercised are assumed to be used to purchase common stock at (i) the average market price during the period for primary earnings per share and (ii) the higher of the average or last market price during the period for fully diluted earnings per share.